UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2006

JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

130 West 42nd Street, 12th Floor, New York, New York		10036
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code - (212) 554-4550
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2006, Javelin Pharmaceuticals, Inc. (the “Company,” or “we”) announced that Stephen J. Tulipano was named our Chief Financial Officer, pursuant to an Employment Agreement, dated as of April 8, 2006 between Mr. Tulipano and the Company. The term of employment is two years, commencing May 1, 2006. He will receive an annual base salary of $200,000 per year, and will be entitled to a discretionary performance-based bonus for the 2006 calendar year in the range of 0 to 49% of his annual base salary, with a target bonus of 30%, to be determined at the sole discretion of the Company, provided that he remains in our employ on the date bonuses are paid. Upon commencement of employment, Mr. Tulipano will be granted options for the purchase of 150,000 shares of the Company’s common stock to vest as to one-third the shares a year over three years commencing one year after grant. The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

On April 12, 2006, the Company had announced the hiring of David B. Bernstein as our General Counsel and Chief Intellectual Property Counsel. Attached hereto as Exhibit 10.2 is the Term Sheet for Employment between Mr. Bernstein and the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 24, 2006, we announced that Mr. Tulipano was named Chief Financial Officer of the Company effective May 1, 2006, for a term of two years. A summary of the material terms of Mr. Tulipano’s Employment Agreement is set forth in Item 1.01 above and is hereby incorporated by reference into this Item 5.02.

Prior to employment with the Company, Mr. Tulipano (age 47) was employed by Biogen Idec, Inc. from October 1998 to April 2006, having served in various capacities, beginning with External Reporting Manager in October 1998, Associate Director of Corporate Accounting in April 2001 and most recently Director of Corporate Accounting from December 2002 to April 2006. From January 1996 to September 1998, he served as External Reporting Manager at Digital Equipment Corporation. He is a CPA and holds an MBA from Suffolk University.

On February 10, 2006, we filed a Form 8-K to report that Douglas A. Hamilton planned to resign as our Chief Operating Officer and Chief Financial Officer. No departure date was given as Mr. Hamilton planned to remain in his positions until a successor was named as CFO and the Company’s 2005 financial statements were filed. Mr. Hamilton is resigning as Chief Financial Officer effective May 1, 2006 and he will remain as Chief Operating Officer and Principal Financial Officer and Principal Accounting Officer through May 12, 2006, and thereafter he will serve as a consultant through December 31, 2006. His consulting duties will include assisting Mr. Tulipano with the transition of the Company’s CFO functions.

On April 20, 2004, Fred H. Mermelstein resigned his position as Secretary of the Company, retaining his positions as President and a director. Pursuant to his Term Sheet for Employment, Mr. Bernstein was elected Secretary to fill the vacancy created by Dr. Mermelstein’s resignation.

None of the Company’s current directors or executive officers has a family relationship with Mr. Tulipano or Mr. Bernstein. Other than compensation for their respective services to the Company, there are no related party transactions between Mr. Tulipano or Mr. Bernstein and the Company.

A copy of the press release, dated April 24, 2006, announcing the hiring of Mr. Tulipano is furnished as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of April 8, 2006, between Javelin Pharmaceuticals, Inc. and Stephen J. Tulipano.

10.2	Term Sheet for Employment of David B. Bernstein, dated as of March 2, 2006.
99.1	Press Release of Javelin Pharmaceuticals, Inc., dated April 24, 2006.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.

Date: April 26, 2006	By:	/s/ Daniel B. Carr
Daniel B. Carr, M.D.
Chief Executive Officer

Exhibit Index

Exhibit
Number   Exhibit

10.1  Employment Agreement, dated as of April 8, 2006, between  the Company and Stephen J. Tulipano.

10.2  Term Sheet for Employment of David B. Bernstein, dated as of March 2, 2006.

99.1  Press Release of the Company, dated April 24, 2006.